SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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PolyMedica Corporation

(Name of Registrant as Specified In Its Charter)

PolyMedica Corporation

(Name of Person(s) Filing Proxy Statement)

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POLYMEDICA CORPORATION

11 STATE STREET
WOBURN, MASSACHUSETTS 01801

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 26, 2003

TO THE STOCKHOLDERS:

      The 2003 Annual Meeting of Stockholders of PolyMedica Corporation, a Massachusetts corporation, will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, September 26, 2003, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class III Directors for the ensuing three years;

2.	To ratify the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants for the fiscal year ending March 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on August 8, 2003 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof.

      All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

DEVIN J. ANDERSON, Clerk

Woburn, Massachusetts

August 29, 2003

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

GENERAL MATTERS
ITEM ONE ELECTION OF DIRECTORS
CERTAIN TRANSACTIONS
ITEM TWO RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
POLYMEDICA CORPORATION AUDIT COMMITTEE CHARTER

POLYMEDICA CORPORATION

11 STATE STREET
WOBURN, MASSACHUSETTS 01801

PROXY STATEMENT

for the 2003 Annual Meeting of Stockholders

to be held on September 26, 2003

GENERAL MATTERS

      The enclosed proxy is solicited by the Board of Directors (the “Board”) of PolyMedica Corporation (the “Company” or “PolyMedica”), a Massachusetts corporation, for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, September 26, 2003, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.

      All proxies will be voted in accordance with the instructions contained in the applicable proxy, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Clerk of PolyMedica, or by voting in person at the Annual Meeting.

      PolyMedica’s Annual Report for the fiscal year ended March 31, 2003 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about August 29, 2003.

      A copy of PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, as amended, as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any stockholder upon written request to the Treasurer, PolyMedica Corporation, 11 State Street, Woburn, Massachusetts 01801.

Quorum and Vote Requirement

      On August 8, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote an aggregate of 12,392,620 shares of common stock of PolyMedica, $0.01 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote.

      The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

      The affirmative vote of holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on a matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants.

      Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists.

Revoking a Previously Delivered Proxy

      A proxy that is properly submitted may be revoked at any time before it is exercised. For a stockholder “of record,” meaning one whose shares are registered in his or her own name, to revoke a proxy, the stockholder may either:

•	send another signed proxy card with a later date to the address indicated on the proxy card;

•	send a letter revoking the stockholder’s proxy to our Clerk at our principal address; or

•	attend the special meeting and vote in person.

      A “beneficial holder” whose shares are registered in another name, for example in “street name,” must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Voting in Person

      Stockholders that attend the special meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the special meeting.

Stock Ownership of Certain Beneficial Owners and Management

      The following table sets forth the beneficial ownership of PolyMedica’s Common Stock as of June 30, 2003:

•	by each person who is known by PolyMedica to own beneficially more than 5% of the outstanding shares of Common Stock;

•	by each director and nominee for director;

•	by each of the executive officers named in the Summary Compensation Table; and

•	by all current directors and executive officers of PolyMedica as a group.

      The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after June 30, 2003 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after June 30, 2003, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of June 30, 2003, there were 12,350,632 shares of Common Stock issued and outstanding.

	Number of Shares	Percentage of
	Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding

5% Stockholders

Wellington Management Company LLP(1)	1,662,075	13.5%
75 State St. Boston, MA 02109

SAFECO Corporation and affiliates(2)	1,557,400	12.6%
SAFECO Plaza Seattle, WA 98185 (SAFECO Corporation)

M. A. Weatherbie & Co., Inc.(3)	999,997	8.1%
265 Franklin Street, Suite 1601 Boston, MA 02110

Gruber & McBaine Capital Management, LLC and affiliates(4)	914,200	7.4%
50 Osgood Place, Penthouse San Francisco, CA 94133

David L. Babson & Company, Inc.(5)	716,150	5.8%
One Memorial Drive Cambridge, MA 02142-1300

Officers and Directors

Arthur A. Siciliano, Ph.D.(6)	355,883	2.8%

Steven J. Lee(7)	327,415	2.6%

Eric G. Walters(8)	220,756	1.8%

Thomas S. Soltys(9)	195,800	1.6%

Warren K. Trowbridge(10)	86,382	*

Marcia J. Hooper(11)	66,288	*

Stephen C. Farrell(12)	49,933	*

Daniel S. Bernstein, M.D.(13)	44,759	*

Frank W. LoGerfo, M.D.(14)	41,200	*

John K.P. Stone, III(15)	36,474	*

Herbert A. Denton(16)	26,000	*

Walter R. Maupay, Jr.(17)	27,500	*

Samuel L. Shanaman(18)	22,817	*

Edward A. Burkhardt(19)	10,000	*

All current directors and executive officers as a group (13 persons)(20)	1,183,792	9.0%

*	Represents holdings of less than one percent.

(1)	Based solely upon a Schedule 13G/A filed by Wellington Management Company LLP (“Wellington”) on February 12, 2003 pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Wellington shares power to vote or to direct the vote with respect to 1,374,375 shares and shares power to dispose or to direct the disposal of 1,662,075 shares.

(2)	Based solely upon a Schedule 13G/A jointly filed by SAFECO Common Stock Trust, SAFECO Resource Series Trust, SAFECO Asset Management Company and SAFECO Corporation on February 13, 2003 pursuant to the Exchange Act. SAFECO Common Stock Trust claims beneficial ownership of 1,025,600 shares, with respect to all of which it shares voting and dispositive power. SAFECO Recourse Series Trust claims beneficial ownership of 524,300 shares, with respect to all of which it shares voting and dispositive power. SAFECO Asset Management Company and SAFECO Corporation disclaim any beneficial ownership of 1,549,900 of the 1,557,400 shares reported, which are owned beneficially by registered investment companies for which SAFECO Asset Management Company, a subsidiary of SAFECO Corporation, serves as the advisor, and include the shares beneficially owned by SAFECO Common Stock Trust and SAFECO Resource Series Trust. SAFECO Resource Series Trust ceased to be a reporting person as of December 31, 2002, because it no longer owned 5% of the outstanding shares of PolyMedica Corporation.

(3)	Based solely upon a Schedule 13G/ A filed by M.A. Weatherbie & Co., Inc. (“Weatherbie”) on February 25, 2003 pursuant to the Exchange Act. Weatherbie disclaims beneficial ownership of all 999,997 shares, which are owned by several accounts managed by Weatherbie, which has discretion to purchase or sell such shares.

(4)	Based solely upon a Schedule 13G/A jointly filed by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber (“Gruber”), J. Patterson McBaine (“McBaine”) and Eric B. Swergold (“Swergold”) on March 31, 2003 pursuant to the Exchange Act. GMCM, Gruber, McBaine and Swergold share voting and dispositive power with respect to 843,750 shares. Gruber holds sole voting and dispositive power with respect to 70,450 shares and McBaine holds sole voting and dispositive power with respect to 49,500 shares.

(5)	Based solely upon a Schedule 13G filed by David L. Babson & Company Inc. (“Babson”) on February 10, 2003 pursuant to the Exchange Act. Babson, in its capacity as investment advisor, may be deemed beneficial owner of 716,150 shares owned by its clients, of which it shares voting power with respect to 43,450 shares.

(6)	Includes 242,758 shares issuable upon exercise of outstanding stock options held by Dr. Siciliano that are exercisable within 60 days after June 30, 2003.

(7)	Includes 16,577 shares held by a family trust for which Mr. Lee, his spouse and family are beneficiaries and 284,899 shares issuable upon exercise of outstanding stock options held by Mr. Lee that are exercisable within 60 days after June 30, 2003. Mr. Lee retired as the Company’s Chief Executive Officer effective August 4, 2002 and as Chairman of the Board effective January 1, 2003.

(8)	Includes 150,221 shares issuable upon exercise of outstanding stock options held by Mr. Walters that are exercisable within 60 days after June 30, 2003.

(9)	Includes 85,000 shares held by a family trust for which Mr. Soltys, his spouse and family are beneficiaries and 50,125 shares issuable upon exercise of outstanding stock options held by Mr. Soltys that are exercisable within 60 days after June 30, 2003.

(10)	Includes 83,563 shares issuable upon exercise of outstanding stock options held by Mr. Trowbridge that are exercisable within 60 days after June 30, 2003.

(11)	Includes 62,875 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after June 30, 2003.

(12)	Includes 48,711 shares issuable upon exercise of outstanding stock options held by Mr. Farrell that are exercisable within 60 days after June 30, 2003.

(13)	Includes 40,000 shares issuable upon exercise of outstanding stock options held by Dr. Bernstein that are exercisable within 60 days after June 30, 2003.

(14)	Includes 40,000 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after June 30, 2003.

(15)	Includes 34,374 shares issuable upon exercise of outstanding stock options held by Mr. Stone that are exercisable within 60 days after June 30, 2003.

(16)	Includes 1,000 shares held by a limited liability company for which Mr. Denton is the managing member and 25,000 shares issuable upon exercise of outstanding stock options held by Mr. Denton that are exercisable within 60 days after June 30, 2003.

(17)	Includes 10,000 shares issuable upon exercise of outstanding stock options held by Mr. Maupay that are exercisable within 60 days after June 30, 2003.

(18)	Includes 340 shares held by Mr. Shanaman’s spouse and 7,500 shares issuable upon exercise of outstanding stock options held by Mr. Shanaman that are exercisable within 60 days after June 30, 2003.

(19)	Consists of 10,000 shares issuable upon exercise of outstanding stock options held by Mr. Burkhardt that are exercisable within 60 days after June 30, 2003.

(20)	Includes 805,127 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 2003.

Equity Compensation Plan Information

      The following table provides information about the securities authorized for issuance under PolyMedica’s equity compensation plans as of March 31, 2003:

	(a)	(b)	(c)
Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders(1)	2,108,231 (2)	$27.96 (2)	749,656	(2)(3)
Equity compensation plans not approved by security holders

Total	2,108,231	$27.96	749,656

(1)	Consists of the following Company equity compensation plans: 1990 Stock Option Plan, 1992 Employee Stock Purchase Plan (the “1992 ESPP”), 1992 Directors’ Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan (the “2000 Plan”), and the 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Shares of Common Stock are available for issuance only under the 1992 ESPP, the 2000 Plan, and the 2001 ESPP.

(2)	Excludes 136,395 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods; such shares are included in column (c) of the table.

(3)	Includes 613,261 shares available for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the issuance of incentive stock options, non-qualified stock options, restricted stock and unrestricted stock to PolyMedica’s employees, officers, directors, consultants and advisors. Also includes 136,395 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods.

ITEM ONE

ELECTION OF DIRECTORS

      PolyMedica has a classified Board consisting of three Class I Directors, four Class II Directors, one of which is currently vacant, and three Class III Directors. After the Annual Meeting, the Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 2004, 2005 and 2006, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

      The persons named in the enclosed proxy will vote to elect Daniel S. Bernstein, M.D., Herbert A. Denton and Walter R. Maupay, Jr. as Class III Directors, unless the authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Dr. Bernstein and Messrs. Denton and Maupay are currently Class III Directors of PolyMedica.

      Dr. Bernstein and Messrs. Denton and Maupay will be elected to hold office until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Dr. Bernstein and Messrs. Denton and Maupay have indicated their willingness to serve, if elected; however, if Dr. Bernstein and Messrs. Denton and Maupay should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board. It is not presently contemplated that any of the nominees will be unable to serve and the Board has no reason to believe that any of these nominees will be unable to serve if elected.

      Set forth below for each member of the Board, including the nominees for Class III Directors, is the name, age, length of service as a Company director, information provided to the Company by each such person concerning all positions he or she holds or has held with PolyMedica, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of PolyMedica beneficially owned by him or her on June 30, 2003, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears above under “Stock Ownership of Certain Beneficial Owners and Management.”

Nominees for Term

to Expire in 2006
(Class III Directors)

Daniel S. Bernstein, M.D.

      Daniel S. Bernstein, M.D., age 76, has served as a director of PolyMedica since 1992. Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

Herbert A. Denton

      Herbert A. Denton, age 56, has served as a director of PolyMedica since 2000. Mr. Denton has been the President of Providence Capital, Inc. since he founded it in 1991. Mr. Denton currently serves as a director of Mesa Air Group, Inc.

Walter R. Maupay, Jr.

      Walter R. Maupay, Jr., age 64, has served as a director of PolyMedica since May 2002. Mr. Maupay also served as a director of PolyMedica from 1990 through March 1995. Mr. Maupay was President of Merck & Co., Inc.’s (“Merck”) Calgon Vestal Laboratories division from 1988 to 1994, culminating a 33-year career as an executive at Merck. He continued as President of Calgon Vestal after its sale to Bristol-Myers Squibb in 1994 where he directed Calgon Vestal’s transition and integration teams prior to retiring in 1995. Mr. Maupay currently serves as a director of Life Medical Sciences, Inc., Kensey Nash Corporation and Cubist Pharmaceuticals, Inc.

Directors Whose Terms

Expire in 2004
(Class I Directors)

Frank W. LoGerfo, M.D.

      Frank W. LoGerfo, M.D., age 62, has served as a director of PolyMedica since 1994. Dr. LoGerfo is Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

Marcia J. Hooper

      Marcia J. Hooper, age 49, has served as a director of PolyMedica since 1991. Ms. Hooper has been a partner at Castile Ventures since 2002. From 1996 to 2002, she was a Vice President and Partner of Advent International Corporation. Ms. Hooper also served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996 and as a General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993.

Edward A. Burkhardt

      Edward A. Burkhardt, age 65, has served as a director of PolyMedica since May 2002. Mr. Burkhardt serves as President of Rail World, Inc. a company he founded, and heads several other rail operations in the U.S., Estonia and Poland. Mr. Burkhardt also served as Chairman and Chief Executive Officer of Wisconsin Central Transportation Corporation and as Chairman and Chief Executive Officer of English Welsh and Scottish Railway Ltd where he led the investor group that purchased five railway operations from the British Railway Board. Mr. Burkhardt also served as Chairman of Tranz Rail Ltd. Mr. Burkhardt currently serves as a director of ICN Pharmaceuticals, Inc.

Directors Whose Terms

Expire in 2005
(Class II Directors)

Thomas S. Soltys

      Mr. Soltys, age 55, has served as a director of PolyMedica since 1996. Mr. Soltys has served as President of Boston Special Risks Insurance Agency, Inc. since 1988 and has been its sole owner since 1994.

Samuel L. Shanaman

      Samuel L. Shanaman, age 62, has been Lead Director and Interim Chief Executive Officer since August 2002 and has served as a director of PolyMedica since November 2001. He is the Managing Director of Logan Enterprises, a private investment venture and also serves on the Board of Directors of The J. Jill Group, Inc. Mr. Shanaman served in various roles at The J. Jill Group, Inc. including President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, from 1990 to 1998.

John K.P. Stone, III.

      John K.P. Stone, III., age 70, has served as a director of PolyMedica since June 2002. Mr. Stone joined PolyMedica in March 2002 and was appointed a Director, Vice Chairman, General Counsel, and Senior Vice President of PolyMedica in June 2002. Prior to joining PolyMedica, Mr. Stone was a senior partner at Hale and Dorr, LLP, a leading Boston-based law firm. His corporate law practice focused on emerging companies primarily in the high technology and medical fields and the private and public financing, mergers, acquisitions and strategic relationships of such companies. Mr. Stone currently serves as a director of FlexiInternational Software, Inc.

Board and Committee Meetings

      The Board held 11 meetings during the fiscal year ended March 31, 2003. During the 2003 fiscal year each incumbent director attended at least 75% of the total number of meetings of the Board and any committees on which he or she served during the period for which he or she has been a director.

      Steven J. Lee, the former Chief Executive Officer and Chairman of the Board of PolyMedica, resigned from the Board on January 1, 2003.

      Audit Committee. PolyMedica has a standing Audit Committee of the Board (the “Audit Committee”) which, among other things, is responsible for overseeing the qualifications, independence and performance of PolyMedica’s independent auditors, reviewing the scope and results of audits, assessing PolyMedica’s compliance with legal and regulatory requirements and reviewing PolyMedica’s internal accounting control policies and procedures. The Audit Committee also has sole and direct responsibility for setting the compensation of PolyMedica’s independent auditors and for the appointment, evaluation and, when necessary, termination of PolyMedica’s independent auditors. The activities of the Audit Committee relative to PolyMedica’s year-end financial statements are described below under the heading “Report of the Audit Committee.” During the fiscal year ended March 31, 2003, the Audit Committee held nine meetings and the members of the committee were Ms. Hooper (Chair) and Messrs. Burkhardt, Maupay, Shanaman and Soltys. Mr. Soltys resigned from the Audit Committee on June 13, 2002 and Mr. Shanaman resigned from the Audit Committee on August 5, 2002, in connection with his interim assumption of the duties of the Chief Executive Officer. Mr. Burkhardt was appointed as a member of the Audit Committee on June 21, 2002, and Mr. Maupay was appointed as a member of the Audit Committee on August 5, 2002.

      Compensation Committee. PolyMedica has a standing Compensation Committee of the Board (the “Compensation Committee”) which, among other things, provides recommendations to the Board regarding executive and employee compensation programs of PolyMedica. The activities of the Compensation Committee relative to the compensation of PolyMedica’s executive officers are described under the heading “Compensation Committee Report on Executive Compensation.” The Compensation Committee also administers certain aspects of PolyMedica’s 2000 Plan. During the fiscal year ended March 31, 2003, the Compensation Committee held 13 meetings and the members of the committee were Ms. Hooper and Drs. Bernstein (Chair) and LoGerfo.

      Executive Committee. PolyMedica has a standing Executive Committee of the Board (the “Executive Committee”) which, among other things, is empowered to act on behalf of the Board in circumstances where prompt action is required and it is not feasible to convene a meeting of the Board. During the fiscal year ended March 31, 2003, the members of the Executive Committee were Ms. Hooper and Messrs. Denton, Lee, Maupay, Shanaman (Chair) and Stone. Mr. Lee resigned from, and Messrs. Maupay, Shanaman and Stone were appointed as members of, the Executive Committee effective August 2, 2002. The Executive Committee met 19 times during the fiscal year ended March 31, 2003.

      Oversight Committee. PolyMedica has a standing Oversight Committee of the Board (the “Oversight Committee”) which, among other things, oversees all governmental investigations and related litigation matters of PolyMedica. During the fiscal year ended March 31, 2003, the Oversight Committee held 12 meetings and the members of the committee were Messrs. Denton (Chair), Maupay and Soltys. Mr. Maupay was appointed as a member of the Oversight Committee on June 21, 2002.

      Corporate Governance Committee. PolyMedica has a standing Corporate Governance Committee of the Board (the “Corporate Governance Committee”), which, among other things, is responsible for nominating candidates for election to the Board and reviewing matters of corporate governance, such as director independence. The Corporate Governance Committee considers suggestions from stockholders regarding possible candidates for membership to the Company’s Board. Such suggestions, together with appropriate biographical information, should be submitted to the Clerk of PolyMedica. During the fiscal year ended March 31, 2003, the Corporate Governance Committee held six meetings and the members of the committee were Dr. Bernstein and Messrs. Burkhardt, Lee, Maupay (Chair) and Soltys. Messrs. Lee and Soltys resigned from the Corporate Governance Committee on June 21, 2002. Messrs. Burkhardt and Maupay were each appointed to the Corporate Governance Committee on June 21, 2002.

      Search Committee. PolyMedica has an ad hoc Search Committee of the Board (the “Search Committee”) which coordinates the Company’s search process for a new Chief Executive Officer. During the fiscal year ended March 31, 2003, the Search Committee held 13 meetings and the members of the committee were Ms. Hooper and Mr. Maupay.

      There are no family relationships between or among any officers or directors of PolyMedica.

Report of the Audit Committee of the Board

      The Audit Committee of PolyMedica’s Board acts under a written Audit Committee charter adopted and approved in January 2003 and attached to this Proxy Statement as Annex A. The current Audit Committee Charter replaced one adopted in July 2001 and reflects changes required by the Sarbanes-Oxley Act of 2002. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market (“Nasdaq”).

      The Audit Committee reviewed PolyMedica’s audited financial statements for the fiscal year ended March 31, 2003 and discussed these financial statements with PolyMedica’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, PolyMedica’s independent auditors.

      PolyMedica’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from PolyMedica. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to PolyMedica which are referred to in “Independent Auditors Fees and Other Matters” is compatible with maintaining such auditors’ independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PolyMedica’s Board that the audited financial statements be included in PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

      By the Audit Committee of the Board of Directors of PolyMedica:

Edward A. Burkhardt
Marcia J. Hooper
Walter R. Maupay, Jr.

Directors’ Compensation

      Non-employee directors receive quarterly payments of $7,500 for attending board meetings and $1,000 for each committee meeting attended in addition to reimbursement for travel expenses to and from board and committee meetings. Members of the Search Committee receive $8,000 per month until a new Chief Executive Officer is hired; in addition, Mr. Maupay is reimbursed $500 for each instance of travel to a Search Committee meeting. Directors who are officers or employees of PolyMedica do not receive any additional compensation for their services as directors.

      Non-employee directors are also entitled to participate in PolyMedica’s 2000 Plan, which, among other things, provides for discretionary grants of non-qualified stock options to non-employee members of the Board. The following stock option grants were made pursuant to the 2000 Plan to members of PolyMedica’s Board during the fiscal year ended March 31, 2003:

•	Messrs. Burkhardt and Maupay each was granted an option to purchase 2,500 shares of Common Stock, at an exercise price of $35.00 per share, on May 13, 2002;

•	Ms. Hooper, Messrs. Burkhardt, Denton, Lee, Maupay and Soltys and Drs. Bernstein and LoGerfo each was granted an option to purchase 7,500 shares of Common Stock, at an exercise price of $24.22 per share, on September 12, 2002.

Compensation of Executive Officers

      Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of PolyMedica’s Interim Chief Executive Officer, former Chairman and Chief Executive Officer, PolyMedica’s four other most highly compensated executive officers who were serving as executive officers on March 31, 2003, and one former executive officer who served in such capacity during fiscal 2003 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

				Long Term Compensation

		Annual Compensation(1)
				Restricted	Securities	All Other
				Stock	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Awards(3)	Options(#)(4)	($)(5)

Samuel L. Shanaman	2003	$8,880	$—	$315,390	—	$—
Interim Chief Executive Officer	2002	—	—	—	7,500	—
and Lead Director	2001	—	—	—	—	—

Steven J. Lee(6)	2003	662,700	282,145	—	7,500	64,929
Former Chief Executive	2002	438,462	650,000	—	87,500	982,016
Officer and Chairman	2001	397,460	1,160,000	—	125,000	389,058

Arthur A. Siciliano, Ph.D.	2003	414,923	397,841	—	22,000	84,857
President	2002	361,731	350,000	—	60,000	769,082
	2001	328,244	800,000	—	90,000	334,934

John K. P. Stone, III	2003	285,646	343,460	—	75,000	43,271
Vice Chairman,	2002	—	295,000	—	25,000	—
General Counsel and	2001	—	—	—	—	—
Senior Vice President

Eric G. Walters(7)	2003	268,500	234,177	—	21,000	40,192
Executive Vice President	2002	230,192	200,000	—	35,000	300,870
	2001	208,823	385,000	—	50,000	180,298

Warren K. Trowbridge	2003	354,200	326,495	—	15,000	38,066
Senior Vice President;	2002	289,888	334,000	—	25,000	81,533
President, Liberty Medical	2001	254,231	435,000	—	35,000	15,816
Supply, Inc.

Stephen C. Farrell	2003	234,846	225,504	—	22,000	21,950
Senior Vice President and	2002	161,077	210,000	—	15,000	3,975
Chief Financial Officer	2001	143,000	60,000	—	10,000	3,306

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for such fiscal year.

(2)	These amounts were either paid or accrued for the year shown.

(3)	Represents restricted stock awards of an aggregate of 11,945 shares on October 7, 2002 and March 14, 2003, having an aggregate fair market value on the date of grant of $315,390, which represents the then fair market value of the Company’s unrestricted Common Stock on NASDAQ less the aggregate purchase price of the shares. As of March 31, 2003, the Company’s fiscal year end, Mr. Shanaman’s restricted stock holdings had a value of $363,606, as calculated pursuant to Item 402(b)(2)(iv)(A) of Regulation S-K. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board with respect to shares of the Company’s Common Stock unless such shares have been repurchased by the Company pursuant to the restricted stock agreement evidencing their grant. More information with respect to these grants of restricted stock may be found under the caption “Employment Agreements.”

(4)	Represents options to purchase Common Stock granted under the Company’s 2000 Plan.

(5)	Represents PolyMedica’s matching cash contribution paid and/or accrued under PolyMedica’s 401(k) Plan, amounts paid by PolyMedica for group term life insurance, amounts paid by PolyMedica for auto allowances, and amounts credited to the individual’s account with the deferred compensation plan, other than voluntary deferrals from salary and bonus. Mr. Lee received $2,954, $3,046 and $5,100 in 401(k) matching contributions in 2003, 2002 and 2001, respectively, $4,463, $1,684 and $1,450 in group term life benefits in 2003, 2002 and 2001, respectively, $17,357, $25,449 and $19,122 for an auto allowance in 2003, 2002 and 2001, respectively, and $40,155, $951,837 and $363,386 in deferred compensation credits in 2003, 2002 and 2001, respectively. Dr. Siciliano received $6,374, $2,513 and $7,826 in 401(k) matching contributions in 2003, 2002 and 2001, respectively, $4,558, $2,552 and $2,208 in group term life benefits in 2003, 2002 and 2001, respectively, $18,476, $17,571 and $10,497 for an auto allowance in 2003, 2002 and 2001, respectively, and $55,449, $746,446 and $314,403 in deferred compensation credits in 2003, 2002 and 2001, respectively. Mr. Stone received $2,492 in 401(k) matching contributions, $12,113 in group term life benefits, $3,081 for an auto allowance and $25,585 in deferred compensation credits in 2003 only. Mr. Walters received $6,270, $1,599 and $8,613 in 401(k) matching contributions in 2003, 2002 and 2001, respectively, $980, $534 and $457 in group term life benefits in 2003, 2002 and 2001, respectively, and $32,942, $298,737 and $171,228 in deferred compensation credits in 2003, 2002 and 2001, respectively. Mr. Trowbridge received $3,556, $1,944 and $8,995 in 401(k) matching contributions in 2003, 2002 and 2001, respectively, $1,208, $1,153 and $450 in group term life benefits in 2003, 2002 and 2001, respectively, $11,452, $13,436 and $6,371 for an auto allowance in 2003, 2002 and 2001, respectively, and $21,850, $65,000 and $0 in deferred compensation credits in 2003, 2002 and 2001, respectively. Mr. Farrell received $6,154, $3,766 and $3,135 in 401(k) matching contributions in 2003, 2002 and 2001, respectively, $333, $209 and $171 in group term life benefits in 2003, 2002 and 2001, respectively, and $15,463 in deferred compensation credits in 2003 only.

(6)	Mr. Lee resigned as Chief Executive Officer on August 4, 2002 and as Chairman of the Board on January 1, 2003.

(7)	Mr. Walters, who formerly served as Executive Vice President and Clerk, resigned from PolyMedica on August 15, 2003.

      Option Grants. The following table sets forth certain information regarding options to purchase PolyMedica’s Common Stock granted during the fiscal year ended March 31, 2003 by PolyMedica to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
						Value at Assumed
			Percent of			Annual Rates of
	Number of		Total Options			Stock Price Appreciation
	Securities		Granted to	Exercise		for Option Term(3)
	Underlying		Employees in	Price	Expiration
Name	Options(#)(1)		Fiscal Year	($/Sh)(2)	Date	5%	10%

Samuel L. Shanaman	—		—	—	—	$—	$—

Steven J. Lee	7,500	(4)	1.79%	$24.22	03/31/03	9,083	18,165

Arthur A. Siciliano, Ph.D.	16,500	(5)	3.94%	27.50	01/17/13	285,361	723,161
	5,500	(6)	1.31%	30.45	03/31/13	105,324	266,912

John K. P. Stone, III	56,250	(7)	13.45%	27.50	01/17/13	972,821	2,465,320
	18,750	(6)	4.48%	30.45	03/31/13	359,060	909,927

Eric G. Walters(8)	15,750	(5)	3.76%	27.50	11/15/03	21,656	43,313
	5,250	(6)	1.25%	30.45	11/15/03	7,993	15,986

Warren K. Trowbridge	15,000	(5)	3.59%	27.50	01/17/13	259,419	657,419

Stephen C. Farrell	16,500	(5)	3.94%	27.50	01/17/13	285,361	723,161
	5,500	(6)	1.31%	30.45	03/31/13	105,324	266,912

(1)	Each option granted contains standard change-of-control and acceleration provisions pursuant to the 2000 Plan, as modified by any executive retention agreement entered into between PolyMedica and the recipient. See “Employment Agreements” below for further information.

(2)	The exercise price of each option was equal to the fair market value per share of PolyMedica’s Common Stock on the date of grant as determined by the Board on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted to their expiration date and are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(4)	This option was fully vested and exercisable on the grant date.

(5)	This option vests and becomes exercisable as to 25% of such shares five months from the grant date and the remaining 75% of such shares vest in twelve equal quarterly installments following the first vesting date.

(6)	This option vests and becomes exercisable as to 25% of such shares one year from the grant date and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

(7)	This option vests over twelve equal quarterly installments following the date of grant.

(8)	The information presented in this Proxy Statement for Mr. Walters reflects his resignation from PolyMedica effective August 15, 2003 and differs from that presented in our Form 10-K/A filed on July 29, 2003 when he was still an executive officer.

      Fiscal Year-End Option Values. The following table sets forth the number and value of stock options exercised during the fiscal year ended March 31, 2003 by each of the Named Executive Officers and the number of unexercised options held by each Named Executive Officer on March 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on
Name	Exercise(#)	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Samuel L. Shanaman	—	$—	7,500	—	$100,875	$—
Steven J. Lee	153,649	3,226,457	284,899	—	1,464,811	—
Arthur A. Siciliano, Ph.D.	—	—	233,008	33,250	1,975,534	70,575
John K. P. Stone, III	—	—	29,687	70,313	138,827	152,111
Eric G. Walters	24,563	604,827	143,159	27,250	1,302,104	58,630
Warren K. Trowbridge	—	—	77,625	19,375	538,607	52,768
Stephen C. Farrell	—	—	42,502	29,501	157,676	105,793

(1)	Based upon the fair market value of PolyMedica’s Common Stock on the exercise date less the aggregate exercise price of the option.

(2)	Based on the difference between the last sales price of PolyMedica’s Common Stock on the Nasdaq Stock Market on March 31, 2003 ($30.45 per share) and the option exercise price, multiplied by the number of shares underlying such options.

Employment Agreements

      PolyMedica has entered into an employment agreement, dated October 7, 2002 and amended July 11, 2003, and three restricted stock agreements with Mr. Shanaman. Pursuant to the employment agreement, during the course of Mr. Shanaman’s employment as Interim Chief Executive Officer (which may be terminated at any time by vote of the Board), he is paid $600 bi-weekly and receives a per diem amount of $2,000 for each day of service to the Company in his capacity as Interim Chief Executive Officer. Mr. Shanaman is paid this per diem amount in shares of PolyMedica Common Stock. Pursuant to a Restricted Stock Agreement, dated as of October 7, 2002 (the “October Agreement”), Mr. Shanaman purchased 8,345 shares of restricted stock of PolyMedica for $0.01 per share, of which he was immediately vested in 2,345 shares for services previously provided and, on the 30th of each month, vested in additional shares at the rate of 80 shares per day worked since the previous vesting date. As of February 20, 2003, Mr. Shanaman was vested in all 8,345 shares pursuant to the October Agreement. Pursuant to a second Restricted Stock Agreement, dated as of March 14, 2003 (the “March Agreement”), Mr. Shanaman purchased 3,600 shares of restricted stock of PolyMedica for $0.01 per share, of which he was immediately vested in 1,039 shares for services previously provided and not paid under the October Agreement and, on the 30th of each month, vested in additional shares at the rate of 67 shares per day worked since the previous vesting date. As of May 23, 2003, Mr. Shanaman was vested in all 3,600 shares under the March Agreement. Pursuant to a third Restricted Stock Agreement, dated as of July 11, 2003 (the “July Agreement”), Mr. Shanaman purchased 5,000 shares of restricted stock of PolyMedica for $0.01 per share, of which he was immediately vested in 1,671 shares for services previously provided and not paid under the March Agreement and, on the last calendar day of each month, vests in additional shares at the rate of 51 shares per day worked since the previous vesting date. If Mr. Shanaman’s employment agreement is terminated prior to December 31, 2003, PolyMedica may repurchase any shares that have not vested under the July Agreement for $0.01 per share.

      PolyMedica has entered into an employment agreement and an executive retention agreement with each of Dr. Siciliano and Messrs. Farrell, Stone and Trowbridge. Pursuant to the terms of the employment agreements, each officer receives a base salary which is reviewed annually by the Compensation Committee. Each officer is also entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee. Mr. Stone also received a signing bonus of $295,000 and a fully-vested option to purchase 25,000 shares of PolyMedica’s Common Stock at a per share exercise price of $25.45 following the effective date of his employment, March 27, 2002. The employment agreements, as amended to date, extend to February 28, 2004 for Dr. Siciliano and August 31, 2003 for Messrs. Farrell, Stone and Trowbridge. The term of each employment agreement will also be deemed to continue on a month-to-month basis while the officer remains employed by PolyMedica, unless expressly agreed otherwise. Pursuant to the employment agreements, each of Dr. Siciliano and Messrs. Farrell, Stone and Trowbridge currently receives a base salary of $417,000, $260,000, $360,000 and $325,000, respectively.

      Both the officer and PolyMedica have the right to terminate these employment agreements at any time with or without cause upon 30 days’ prior written notice. Notwithstanding the foregoing, if at any time during the term of an employment agreement the officer’s employment is terminated without cause, PolyMedica shall continue to pay the officer at his then current base salary for the greater of the remainder of the employment term or 18 months, in the case of Dr. Siciliano, and 12 months in the case of Messrs. Farrell, Stone and Trowbridge.

      Pursuant to the terms of the executive retention agreements, upon the occurrence of a change in control of PolyMedica, all outstanding stock options held by Dr. Siciliano and Messrs. Farrell, Stone and Trowbridge shall become exercisable in full. In addition, if the officer’s employment is terminated by PolyMedica without cause or by the officer for good reason within 24 months following such change in control (or in anticipation of a change in control), in addition to any other post-termination benefits which the officer is eligible to receive under any plan or program of PolyMedica (i) Dr. Siciliano shall receive a lump sum payment equal to two times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination, (ii) Mr. Trowbridge shall receive a lump sum payment equal to the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 9-month period following employment termination, and (iii) each of Messrs. Farrell and Stone shall receive a lump sum payment equal to the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination. The executive retention agreements provide, in the case of Dr. Siciliano, that PolyMedica shall make a “gross-up” payment to Dr. Siciliano such that his net after-tax severance benefits are equal to what he would have received absent any penalty tax imposed by the Internal Revenue Code of 1986, as amended (the “Code”) in connection with such severance payments, and, in the case of Messrs. Farrell, Stone and Trowbridge, that the amount of severance benefits payable to such officers shall be reduced by an amount necessary to avoid triggering such penalty taxes. The severance payments under the executive retention agreements are in lieu of any severance provided for in the employment agreements.

      Each of Dr. Siciliano and Messrs. Farrell, Stone and Trowbridge has also agreed not to compete with PolyMedica for one year following termination of his employment.

Termination of Employment Agreements

      On August 4, 2002, PolyMedica entered into an agreement with Mr. Lee pursuant to which Mr. Lee resigned as Chief Executive Officer effective on that date. Under the terms of this agreement, Mr. Lee was nominated by the Board as a Director in the 2002 Proxy Statement, and Mr. Lee agreed that, if elected at PolyMedica’s 2002 Annual Meeting, he would retire as Chairman and as a member of the Board as of January 1, 2003. Mr. Lee was so elected at the 2002 Annual Meeting and did so retire as of January 1, 2003. Mr. Lee also agreed not to compete with PolyMedica for one year from the date of termination.

      Pursuant to this agreement, PolyMedica agreed to: (i) pay Mr. Lee at his salary prior to retirement of $610,000 through July 2004; (ii) pay Mr. Lee 33.33% of the bonus to which he would have been entitled for fiscal year 2003 which amounted to $282,145; (iii) pay Mr. Lee the amount due to him in unused accrued vacation time; (iv) for eighteen months (or until Mr. Lee is otherwise employed on a full-time basis), offer Mr. Lee continued health and dental insurance and reimburse him for the cost of that coverage; (v) for twenty-four months (or until Mr. Lee is otherwise employed on a full-time basis), continue to provide at the Company’s expense life insurance on the life of Mr. Lee; (vi) for eighteen months (or until Mr. Lee is otherwise employed on a full-time basis), reimburse Mr. Lee for secretarial assistance up to 10 hours per week; (vii) until the current lease term expires (or until Mr. Lee is otherwise employed on a full-time basis), continue to pay the lease payments and all related expenses for Mr. Lee’s automobile; and (viii) grant Mr. Lee ownership of the two computers he was using at the time of his retirement. Pursuant to this agreement, all outstanding unvested or unexercisable stock options owned by Mr. Lee vested and became fully exercisable as of December 31, 2002.

      On June 6, 2003, PolyMedica entered into an agreement with Mr. Walters pursuant to which Mr. Walters resigned as Clerk, Disclosure Committee Member and Chief Compliance Officer as of that date and as Executive Vice President and other positions held in various PolyMedica subsidiaries as of August 15, 2003. Mr. Walters also agreed not to compete with PolyMedica for one year from the date of termination.

      Pursuant to this agreement, PolyMedica will: (i) pay Mr. Walters at his current base salary of $270,000 for eighteen months; (ii) pay Mr. Walters his accrued unpaid bonus for fiscal year 2004 of $33,750; (iii) pay Mr. Walters the amount due him in unused accrued vacation time; (iv) for eighteen months (or until Mr. Walters is otherwise employed on a full-time basis), offer Mr. Walters continued health and dental coverage and reimburse him for the cost of that coverage; (v) for eighteen months (or until Mr. Walters is otherwise employed on a full-time basis), continue to provide at PolyMedica’s expense life insurance on the life of Mr. Walters; (vi) cause the full amount in Mr. Walters’ deferred compensation plan to be paid to him; (vii) reimburse Mr. Walters for up to $25,000 of outplacement services provided by an outplacement consultant of his choice and (viii) grant Mr. Walters ownership of the fax machine he currently uses in his home office.

Deferred Compensation Plan

      During the fiscal year ended March 31, 2003, PolyMedica maintained an un-funded, non-qualified deferred compensation plan for the benefit of Messrs. Farrell, Lee, Stone, Trowbridge and Walters and Dr. Siciliano. Under the terms of the plan, the executives participating in the plan may defer up to 50% of their annual compensation. Amounts deferred by an executive are credited to a bookkeeping account for his benefit. PolyMedica also provides additional credits to the executive’s accounts. First, each executive receives a credit for each calendar year equal to 6.2% of the excess of (i) his compensation for such calendar year before any deferral over (ii) the Social Security Wage Base for such calendar year ($80,400 for 2001, $84,900 for 2002 and $87,000 for 2003). Second, each executive receives a credit equal to 50% of any compensation deferred in a calendar year, but this credit cannot exceed 3% of the amount by which the executive’s pre-deferral compensation for such calendar year exceeds the compensation limit imposed by PolyMedica’s 401(k) plan ($170,000 for 2001 and $200,000 for 2002 and 2003). In addition to the above credits, PolyMedica made discretionary credits to the accounts of Dr. Siciliano and Messrs. Lee, Trowbridge and Walters in fiscal 2002 and to the accounts of Dr. Siciliano and Messrs. Lee and Walters in fiscal 2001. PolyMedica did not make any discretionary credits in fiscal 2003.

      The account of each executive is credited with earnings and losses as though the accounts were invested in the investment choices available under PolyMedica’s 401(k) plan as selected by each executive. The amounts credited to an executive’s account are paid to the executive upon termination of employment in a lump sum or in installments over 15 or fewer years. In addition, an executive may receive a distribution while employed. If the distribution is other than for the alleviation of an unforeseeable financial emergency, the executive’s account will be charged a withdrawal penalty of 10% of the amount withdrawn. Finally, an executive may elect in advance to receive the entire balance to his credit upon the occurrence of a change in control of PolyMedica. An executive may not assign or pledge his rights to payment under the plan.

      Payment of benefits under the plan is made from PolyMedica’s general assets. PolyMedica has set funds aside in a grantor trust for the purpose of satisfying its obligations under the plan. The assets of this trust are subject to the claims of PolyMedica’s creditors. No executive has any rights under the plan greater than the rights of an unsecured general creditor of PolyMedica.

Compensation Committee Report on Executive Compensation

      The PolyMedica executive compensation program is administered by a standing Compensation Committee composed of three independent directors, Ms. Hooper and Drs. Bernstein and LoGerfo. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full Board. The executive compensation program is designed to retain and reward senior executives who will lead PolyMedica and achieve business objectives within the markets in which we compete. Accordingly, it is the goal of the Compensation Committee to have the compensation paid to a particular individual reflect the contribution made by the individual to the achievement of PolyMedica’s business objectives.

      In the early part of calendar 2002, the Compensation Committee retained an outside consultant to do a new study of the compensation of executive officers of PolyMedica. That study was completed in May 2002 and was considered by the Compensation Committee and the Board in setting executive officer salaries for fiscal 2003. The Board has already made certain decisions with respect to executive officers’ base salaries and bonuses for fiscal 2004 based in part on this study. The Compensation Committee and the Board are also considering new approaches to the terms of stock options and deferred compensation payments. The descriptions that follow relate primarily to compensation for fiscal 2003. Where there have been, or are anticipated to be, significant changes for fiscal 2004, those changes are described.

  Executive Compensation Program

      Annual compensation for executive officers consisted of the following four fundamental elements:

•	Base Salary;

•	Annual Bonus;

•	Long-Term Incentive Program; and

•	Deferred Compensation Program.

      Prior to determining base salary, cash bonuses, stock option grants and deferred compensation for fiscal 2003, the Compensation Committee reviewed the extent to which each executive officer had achieved his individual business objectives and the performance of PolyMedica in meeting its overall business objectives, including regulatory compliance and financial performance. The Compensation Committee also reviewed other companies in the industry at comparable stages of development and of similar capitalization. In general, the Compensation Committee has sought to ensure that the executive officers are generally compensated in the top half of compensation paid by Polymedica’s peer group. Each of the four elements of compensation is discussed below.

      Base Salary. The Compensation Committee adjusted salaries based on its assessment of each executive’s individual performance and increases in salaries paid by comparable companies.

      Bonuses. PolyMedica’s fiscal 2003 executive incentive compensation program provided for a cash pool to be paid out on the basis of achievement of specified financial and strategic targets and objectives of PolyMedica, including company profitability and revenue targets. The entire bonus pool was paid for fiscal 2003 due to the achievement of a combination of these targets and objectives as well as compliance criteria. In fiscal 2004 the payment of bonuses will be contingent on PolyMedica and specified individuals meeting a combination of compliance and business objectives.

      Long-Term Incentive Compensation. PolyMedica’s long-term incentive compensation program is implemented through the periodic grant of stock options. PolyMedica’s stock option program promotes a long-term congruity of interest between PolyMedica’s employees and its stockholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within PolyMedica and his or her contributions to PolyMedica’s achievement of the business plan and goals. Stock options are granted at or above the current market price and generally vest over a four-year period to encourage key employees to continue in the employ of PolyMedica.

      Summary of Compensation of Chief Executive Officer. After the retirement of Mr. Lee as the Company’s Chief Executive Officer, Mr. Shanaman assumed the role as interim Chief Executive Officer of the Company. In fiscal 2003, Mr. Shanaman was paid $8,880 in cash and received two restricted stock grants of an aggregate of 11,945 shares of Common Stock for a purchase price of $0.01 per share. The value of the restricted stock grants less the aggregate purchase price of the shares, on the date of grant, was approximately $315,390. As of March 31, 2003, 10,120 shares had “vested” and become free of restrictions on repurchase. The Compensation Committee sought to set Mr. Shanaman’s compensation at a level comparable to that received by other Chief Executive Officers in the Company’s industry; however, the Committee structured Mr. Shanaman’s compensation as a daily accrual due to the interim nature of his position. The Committee determined, and Mr. Shanaman agreed, that it was most appropriate that his compensation be primarily in the form of restricted stock so as to align his incentives with the success of the Company and to provide an easy administrative mechanism for the daily accrual of compensation.

      Prior to his retirement as Chief Executive Officer, Mr. Lee received salary, bonus and other compensation of $247,724 including base salary at the annual rate of $610,000 and other compensation of $43,109. After his retirement in August 2002, PolyMedica paid Mr. Lee $762,050 for the remainder of fiscal 2003, pursuant to the agreement described above under the caption “Termination of Employment Agreements.”

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to PolyMedica’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, PolyMedica structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments (such as annual bonus program payments) that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of employees.

      By the Compensation Committee of the Board of Directors of PolyMedica:

Daniel S. Bernstein, M.D.
Frank W. LoGerfo, M.D.
Marcia J. Hooper

Comparative Stock Performance

      The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of PolyMedica for the period from March 31, 1998, and through the fiscal years ended March 31, 1999, 2000, 2001, 2002 and 2003 with the cumulative total return on, (i) the Nasdaq Stock Market (the “Nasdaq Composite Index”) and (ii) a peer group (the “Peer Group”) determined by PolyMedica. The graph assumes the investment of $100 in PolyMedica’s Common Stock, the Nasdaq Composite Index, and the Peer Group on March 31, 1998, and reinvestment of all dividends. Measurement points are on March 31, 1998, 1999, and 2000, March 30, 2001, March 28, 2002 and March 31, 2003.

      The Peer Group consists of Chronimed, Inc., Curative Health Services, Inc., Del Laboratories, Inc., IVC Industries, Inc., KV Pharmaceutical Company, Matria Healthcare, Inc., Moore Medical Corporation, Nutraceutical International Corporation, Allied Healthcare Group, Inc. (f/k/a Transworld Healthcare, Inc.), Apria Healthcare Group, Inc. and Lincare Holdings, Inc.

	3/31/1998	3/31/1999	3/31/2000	3/30/2001	3/28/2002	3/31/2003

PolyMedica Corporation	100.0	60.9	477.2	184.8	293.3	353.8
Self-Determined Peer Group	100.0	72.3	79.1	125.5	137.2	139.2
Nasdaq Stock Market (U.S. Companies)	100.0	135.1	251.0	100.6	101.4	74.4

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934, as amended (“Section 16(a)”) requires PolyMedica’s directors, executive officers and persons who own more than ten percent of any registered class of PolyMedica’s equity securities (“reporting persons”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of PolyMedica. Reporting persons are required by SEC regulations to furnish PolyMedica with copies of all Section 16(a) reports they file.

      Based solely on its review of copies of reports filed by reporting persons of PolyMedica under Section 16(a), and written representations from such reporting persons, PolyMedica believes that, except as follows, all filings required to be made by reporting persons of PolyMedica were timely filed for the year ended March 31, 2003 in accordance with Section 16(a). On December 17, 2002, each of Drs. Bernstein and LoGerfo, Ms. Hooper and Messrs. Burkhardt, Denton, Maupay, Soltys and Burkhardt, directors of PolyMedica, filed a report on Form 4 that was due to be filed by September 14, 2002, reporting one transaction. On December 31, 2002, Mr. Shanaman, Lead Director and Interim Chief Executive Officer, filed a report on Form 4 that was due to be filed by October 9, 2002, reporting one transaction. On January 24, 2003, Mr. Stone, Vice Chairman, General Counsel and Senior Vice President, filed a report on Form 4 that was due to be filed by January 19, 2003, reporting one transaction. On January 27, 2003, each of Messrs. Farrell, Trowbridge and Walters and Dr. Siciliano, executive officers of PolyMedica, filed a report on Form 4 that was due to be filed by January 19, 2003, reporting one transaction. On February 19, 2003, Dr. LoGerfo, director of PolyMedica, filed a report on Form 4 that was due to be filed by February 1, 2003, reporting two transactions. On July 29, 2003, Mr. Denton filed a report on Form 5 reporting an aggregate of 10 transactions that occurred on December 10, 2001 (two transactions), July 10, 2002 (two transactions), July 26, 2002 (two transactions), November 22, 2002 (two transactions), January 21, 2003 and February 3, 2003, respectively.

CERTAIN TRANSACTIONS

      Boston Special Risks Insurance Agency, Inc. (“Boston Special Risks”) of which Mr. Soltys, a Director of PolyMedica, is President and Owner, is an agent for PolyMedica’s corporate insurance. In the fiscal year ended March 31, 2003, PolyMedica paid Mr. Soltys $446,820 in fees and commissions in connection with corporate insurance policies. Total premiums paid to Boston Special Risks in connection with corporate insurance policies totaled approximately $3.45 million. In the fiscal year ended March 31, 2003, PolyMedica also paid Mr. Soltys $137,547 in fees and commissions in connection with the provision of employee health and benefit insurance policies. Total premiums paid, including amounts contributed by employees for employee health and benefit insurance policies, totaled approximately $6.19 million.

ITEM TWO
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as PolyMedica’s independent public accountants for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as PolyMedica’s independent public accountants since 1990.

      Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

      If the stockholders do not ratify the selection of PwC as PolyMedica’s independent public accountants, the selection of such accountants will be reconsidered by the Board.

Board Recommendation

      Accordingly, the Board believes ratification of the selection of PwC as PolyMedica’s independent public accountants for the current year is in the best interests of PolyMedica and its stockholders and recommends a vote FOR this proposal.

Independent Auditors Fees and Other Matters

Audit Fees

      PricewaterhouseCoopers LLP billed PolyMedica for $473,000 in fees for professional services rendered in connection with the audit of PolyMedica’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2003.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP did not bill PolyMedica for any professional services rendered to PolyMedica and its affiliates for the fiscal year ended March 31, 2003 in connection with financial information systems design or implementation, the operation of PolyMedica’s information system or the management of its local area network.

All Other Fees

      PricewaterhouseCoopers LLP billed PolyMedica an additional $880,144 in fees for other professional services rendered to PolyMedica and its affiliates for the fiscal year ended March 31, 2003. These services primarily consisted of a review and analysis of the internal business and financial reporting systems and procedures of PolyMedica’s subsidiaries, Liberty Medical Supply, Inc. and Liberty Home Pharmacy Corporation, in connection with investigations by federal regulators. Other services rendered to PolyMedica and its affiliates consisted primarily of tax compliance and planning services and 401(k) Plan audit procedures for the fiscal year ended March 31, 2003.

OTHER MATTERS

      The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by PolyMedica. In addition to solicitations by mail, PolyMedica’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and PolyMedica reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and PolyMedica will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing or calling the Company at the following address or phone number: PolyMedica Corporation, 11 State Street, Woburn, MA 01801, Attention: Investor Relations or by calling (781) 933-2020. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2003 ANNUAL MEETING

      Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2004 Annual Meeting of Stockholders must be received by the Clerk of the Company at the principal offices of the Company no later than May 1, 2004.

      The Company’s Restated By-Laws also establish an advance notice procedure with respect to the business to be conducted at an annual meeting of stockholders. In order to be properly brought before the meeting, a notice of such business must have been received by the Clerk of the Company by the later of July 30, 2004 and sixty days prior to the 2004 Annual Meeting of Stockholders. Any such notice must contain certain specified information concerning the business proposed to be brought before the meeting and the stockholder proposing to bring such business before the meeting, all as set forth in the Restated By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

By Order of the Board of Directors,

DEVIN J. ANDERSON, Clerk

August 29, 2003

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

POLYMEDICA CORPORATION

AUDIT COMMITTEE CHARTER

Adopted January 17, 2003

A.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

B.     Structure and Membership

      (1) Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      (2) Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

      (3) Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

      (4) Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      (5) Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

      (6) Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      (1) Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      (2) Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      (3) Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      (4) Preapproval of Services. The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

      (5) Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

      (6) Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) requires discussion.

      (7) Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      (8) Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

      (9) Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

      (10) Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

      (11) Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      (12) Approval of Certain Personnel Decisions. The Audit Committee must approve the termination of any employee of the Company involved in the Company’s internal audit function or in the preparation of the Company’s financial statements.

      (13) Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

      (14) Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

      (1) Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      (2) Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      (3) Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      (4) Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

      (5) Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      (6) Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      (7) Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

POLYMEDICA CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, SEPTEMBER 26, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF POLYMEDICA CORPORATION

               The undersigned, revoking all prior proxies, hereby appoint(s) John K. P. Stone, III and Stephen C. Farrell, and each of them (with full power of substitution), as proxies to represent and vote, as designated herein, all shares of Common Stock of PolyMedica Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, on Friday, September 26, 2003, at 9:00 a.m. local time, and at any adjournment thereof.

               In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

               This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Clerk of the Company or shall vote in person at the Annual Meeting.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

☒  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

               (1)          To elect the following three (3) nominee directors as Class III Directors of the Company (except as marked below) for the ensuing three years:

                              Nominees:          Daniel S. Bernstein, M.D., Herbert A. Denton and Walter R. Maupay, Jr.

☐	FOR the nominees (except as marked below)	☐	WITHHOLD authority to vote for all nominees

☐	FOR all nominees, except authority withheld
to vote for the following nominee:

               (2)          To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Date:		Date:

	Signature		Signature (if held jointly)